Form 8-K
Exhibit 99.1
Buyers United, Inc., File No. 0-26917

               BUYERS UNITED CLOSES $8.7 MILLION PRIVATE PLACEMENT

     Draper, UT - March 16, 2004 - Buyers United, Inc. - OTC.BB:BYRS - a provider of business telecommunication services, including contact center software applications hosted within its national VoIP network, today announced that it closed its previously announced private placement to institutional and accredited investors. Buyers United sold 3,782,000 shares of common stock at $2.30 per share, or a total of approximately $8.7 million. Net proceeds of the offering after placement fees and expenses are approximately $8.1 million. The net proceeds of the private placement are intended to be used for various corporate purposes, including sales and marketing related programs, to fund further development of our VoIP Network, reduction of debt, and for working capital and other general corporate purposes.

     In connection with the placement, Acceris Communications Inc., formerly I-link Incorporated and the holder of 300,000 shares of Series B Convertible Preferred Stock converted all of its preferred stock to 1.5 million common shares and sold 750,000 of those common shares to the investors in the private placement at $2.30 per share. As a result of the conversion and sale, Acceris Communications now holds 808,546 shares of our common stock, or approximately six percent of the 13 million shares of common stock outstanding following completion of the private placement.

     The private placement was made only to institutional and accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock sold have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Buyers United has agreed to file a registration statement under the Securities Act for resale of the common stock purchased by the investors in the private placement, the 808,546 shares of common stock held by Acceris, and 189,100 shares of common stock issuable under a warrant granted to the placement agent.

     This  press  release  does  not   constitute  an  offer  to  sell,  or  the
solicitation of an offer to buy, any securities.



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About Buyers United

     Buyers United, Inc., which operates directly and through its division, UCN, is a full service provider of long distance services over its national VoIP network and a provider of in-network hosted, telephony software applications addressing the contact center market. The UCN vision is to offer an affordable, flexible migration path from call center to contact center, enabling a business to respond quickly to its customers' requirements for voice, email and chat contact strategies. The inNetwork (TM) family of products, includes inContact(TM), an integrated package of advanced contact handling and management applications, and inControl(TM), a unique, rapid application development tool. For more information on the company's products and services visit the UCN web site at http://www.ucn.net.

Safe Harbor Statement The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the Company's behalf. All statements, other than statements of historical facts which address the Company's expectations of sources of capital or which express the Company's expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the Company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

Contact:
David Grow
Buyers United, Inc.
801-715-5270
david.grow@ucn.net

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